Exhibit 99.1

Investor Contact:	Media Contact:
W. Carl Whitmer	Cara Jackson
President and Chief Executive Officer	VP, Corporate Communications
or	(615) 467-1255
John M. Doyle	cljackson@iasishealthcare.com
Chief Financial Officer
(615) 844-2747

IASIS HEALTHCARE NAMES SHARAD MANSUKANI LEAD INDEPENDENT DIRECTOR

Director brings broad-based healthcare experience and focus on value-based reform

NASHVILLE, Tenn. (July 6, 2015) — IASIS Healthcare Corporation today announced that Sharad Mansukani, M.D., has been appointed as the Company’s Lead Independent Director.

Dr. Mansukani has served on the Company’s Board of Directors since 2005. During his career, Dr. Mansukani has been a practicing physician, has served as a senior advisor to the Center for Medicare and Medicaid Services, and has held directorships and executive roles with numerous public and private managed care companies, as well as other healthcare industry companies. Dr. Mansukani’s leadership roles have also included positions with healthcare industry editorial boards and academic institutions.

During the past decade, Dr. Mansukani has brought his experience and expertise to both lines of IASIS Healthcare Corporation’s business: its acute care hospital operations and its Health Choice managed care solutions business, which includes managed Medicaid plans, a managed services organization and accountable care network operations that seek to promote provider and insurer collaboration toward value-based, cost-efficient, high-quality healthcare.

“Sharad’s breadth of professional experience gives him a special ability to view the healthcare industry from multiple perspectives: the patient, the physician, the insurer, the policy maker and the hospital,” said W. Carl Whitmer, IASIS Healthcare Corporation’s President and Chief Executive Officer. “Sharad’s experience is especially valuable to our company at a time when we are seeking to integrate our acute care and managed care operations. He brings a wealth of perspectives as to how our hospitals and our Health Choice managed care operations can work in concert to provide high quality care, to contain unnecessary medical costs and to drive economic value for all constituents.”

Dr. Mansukani is expected to continue to provide IASIS Healthcare Corporation’s senior executive management with strategic planning perspectives, in the context of the healthcare industry’s movement to value-based payments and implementation of federal healthcare reform. His increased administrative duties as Lead Independent Director will include coordinating the activities of the Company’s other independent directors and a lead role in corporate governance efforts.

-MORE-

IASIS Healthcare Names Sharad Mansukani Lead Independent Director

July 6, 2015

About IASIS Healthcare

IASIS Healthcare is a healthcare services company that seeks to deliver high-quality, cost-effective healthcare through a broad and differentiated set of capabilities and assets that include acute care hospitals with related patient access points and a diversified managed care risk platform. With total annual revenue of approximately $2.6 billion, IASIS, headquartered in Franklin, Tennessee, owns and operates 16 acute care hospitals, one behavioral hospital and multiple other access points, including 144 physician clinics, multiple outpatient surgical units, imaging centers, and investments in urgent care centers and on-site employer-based clinics. Health Choice, the Company’s managed care risk platform, delivers services to more than 374,000 covered lives through its multiple health plans, accountable care networks and agreements to serve as a management services organization with third party insurers. For more information on IASIS, please visit the Company’s Web site at www.iasishealthcare.com.

Some of the statements we make in this press release are forward-looking within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, future financial and operating results, the Company’s plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially  from those anticipated in the forward-looking statements. These risk factors and uncertainties are more fully described in Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K/A for the fiscal year ended September 30, 2014 and as amended and restated in Part II, Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q/A for the quarter ended December 31, 2014, filed with the Securities and Exchange Commission, and other filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other  person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

###